Exhibit 99.1

Gary Thompson – Media Caesars Entertainment (702) 407-6529	Jennifer Chen – Investors Caesars Entertainment (702) 407-6407

Caesars Entertainment Announces Closure of Showboat Atlantic City

LAS VEGAS, June 27, 2014 – Caesars Entertainment Corporation today announced it will close Showboat Atlantic City effective August 31, 2014. The difficult decision to close the property follows persistent declines in business levels in the area exacerbated by the high property-tax burden in Atlantic City.

“While we regret the impact that this decision will have on our Showboat associates, we believe this is a necessary step to help stabilize our business in Atlantic City and support the viability of our remaining operations in the vicinity,” said Gary Loveman, chairman and chief executive officer of Caesars Entertainment. “Since 2006, revenue in Atlantic City has declined by more than $3 billion and competition in the city has increased. The dynamic in Atlantic City has led us to the difficult but necessary decision to close Showboat in an effort to help stabilize our business there and support the viability of our remaining operations in the vicinity. We sincerely appreciate the service, dedication and professionalism shown by the employees of the Showboat over the years to provide our customers with incredible experiences.”

Caesars Entertainment is offering assistance to Showboat employees displaced by this decision, including providing preference for available positions at the three remaining Caesars-affiliated Atlantic City properties as well as sister properties in the region and across the enterprise and other transitional resources.

Caesars remains the largest operator in Atlantic City and will continue efforts already underway to help revitalize and transform the area. Caesars is developing a new, state-of-the- art meetings facility adjacent to Harrah’s Atlantic City and is pursuing other opportunities to stimulate new visitation and growth, including recently overhauling the gaming floor at Bally’s and investing in new dining options throughout the company’s Atlantic City footprint. The company has not yet determined what will become of the property and land. It intends to collaborate with city and state officials as it evaluates alternative uses.

Showboat will remain fully operational until its closure and will honor all room reservations and events until that that time. Customers with reservations after August 31, 2014 will receive assistance in finding alternate accommodations.

Caesars Entertainment acquired Showboat Atlantic City by purchasing Showboat Inc., in June 1998.

About Caesars Entertainment:

Caesars is the world’s most geographically diversified casino-entertainment company. Since its beginning in Reno, Nevada, more than 75 years ago, Caesars has grown through development of new resorts, expansions and acquisitions, and now operates casinos on three continents. The company’s resorts operate primarily under the Caesars®, Harrah’s® and Horseshoe® brand names. Caesars is focused on building loyalty and value with its guests through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership. Caesars is committed to environmental sustainability and energy conservation and recognizes the importance of being a responsible steward of the environment.

Forward-Looking Statements

This release contains or may contain “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Caesars has based these forward-looking statements on its current expectations about future events. Further, statements that include words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue,” “present,” “preserve,” or “pursue,” or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements. These forward-looking statements are found at various places throughout this release. These forward-looking statements, including, without limitation, those relating to future actions, new projects, strategies, future performance, the outcome of contingencies such as legal proceedings, and future financial results, wherever they occur in this release, are necessarily estimates reflecting the best judgment of Caesars’ management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include without limitation:

•	access to available and reasonable financing on a timely basis, including the new incremental term loan CEOC is seeking under its credit agreement (and related repayment of 2015 maturities) and amendment to CEOC’s credit agreement and related Caesars guarantee of CEOC’s credit agreement, which may not be consummated on the terms contemplated or at all;
•	the assertion and outcome of litigation or other claims that may be brought against Caesars by creditors of CEOC, some of whom have notified Caesars of their objection to various transactions undertaken by Caesars and its subsidiaries in 2013 and 2014;
•	the impact of Caesars’ substantial indebtedness and the restrictions in Caesars’ debt agreements;
•	the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming industry in particular;
•	the ability to realize the expense reductions from cost savings programs, including the program to increase Caesars’ working capital and excess cash by $500 million;
•	the ability of Caesars’ customer-tracking, customer loyalty and yield-management programs to continue to increase customer loyalty and same-store or hotel sales;

•	changes in laws, including increased tax rates, smoking bans, regulations or accounting standards, third-party relations and approvals, and decisions, disciplines and fines of courts, regulators and governmental bodies;
•	the ability to recoup costs of capital investments through higher revenues;
•	abnormal gaming holds (“gaming hold” is the amount of money that is retained by the casino from wagers by customers);
•	the effects of competition, including locations of competitors, competition for new licenses and operating and market competition;
•	the ability to timely and cost-effectively integrate companies that Caesars acquires into its operations;
•	the potential difficulties in employee retention and recruitment as a result of Caesars’ substantial indebtedness, the ongoing downturn in the U.S. regional gaming industry, or any other factor;
•	construction factors, including delays, increased costs of labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues;
•	severe weather conditions or natural disasters, including losses therefrom, including losses in revenues and damage to property, and the impact of severe weather conditions on Caesars’ ability to attract customers to certain of its facilities, such as the amount of losses and disruption to us as a result of Hurricane Sandy in late October 2012;
•	litigation outcomes and judicial and governmental body actions, including gaming legislative action, referenda, regulatory disciplinary actions and fines and taxation;
•	acts of war or terrorist incidents or uprisings, including losses therefrom, including losses in revenues and damage to property;
•	the effects of environmental and structural building conditions relating to Caesars’ properties;
•	access to insurance on reasonable terms for Caesars’ assets; and
•	the impact, if any, of unfunded pension benefits under multi-employer pension plans.

These forward-looking statements should, therefore, be considered in light of various important factors set forth above and from time to time in Caesars’ filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Caesars undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, except as required by law.